As filed with the Securities and Exchange Commission on August 27, 2010
                                                       Registration No__________
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IN MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                      1711
            (Primary Standard Industrial Classification Code Number)

                                   20-8644177
                     (I.R.S. Employer Identification Number)

                               Registered Address
                          1135 Terminal Way , Suite 209
                                 Reno, NV 89502
                                  408-849-9499
    (Address, including zip code, and telephone number, including area code, of registrant's registered office)

                                  Nitin Karnik
                          1135 Terminal Way , Suite 209
                                 Reno, NV 89502
                             Telephone: 408-849-9499
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================
 Title of Each                           Proposed          Proposed
    Class of                             Maximum            Maximum            Amount of
Securities To Be     Amount to be     Offering Price       Aggregate         Registration
   Registered         registered       per Share[1]     Offering Price[2]        Fee
-----------------------------------------------------------------------------------------
Common Stock          4,000,000           $1.00           $4,000,000           $286.00
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act. In addition to the number of shares set forth above, the amount to be registered includes any shares of common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.
(2)  This price was arbitrarily determined by the Issuer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS

                     SUBJECT TO COMPLETION, DATED __________

                              IN MEDIA CORPORATION

This Prospectus relates to the offering by the Company of 4,000,000 shares of common stock.

Offering Price: $1.00 per share

In Media Corporation, a Nevada corporation, offers for sale, on a self-underwritten "best efforts" basis 4,000,000 shares at a price of $1.00 per share. This offering may continue past 365 days only if the minimum number of shares has been sold. Otherwise this offering will end on the 365th day, unless, in our sole discretion, the offering is extended for an additional 365 days. The minimum number of shares purchased in a single investment is 10,000 shares or $10,000. The Company reserves the right to accept lesser amounts at their sole discretion.

Investing in our securities involves risk, see "Risk Factors" page 7. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

The Company will receive proceeds in the amount of $4,000,000 assuming the sale of all of the Common Stock of the Company registered hereunder.

(1) This is our second public offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $34,000 including legal and accounting fees, printing costs, and miscellaneous expenses.

The Company's "promoters" or their "affiliates" and their transferees, within the meaning of the Securities Act of 1933 ("Act"), are deemed to be "underwriters" within the meaning of the Act. Any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Act. The Company has not engaged any broker-dealer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is August 27, 2010

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

About This Prospectus                                                         3
Cautionary Note Regarding Forward Looking Statements and Other
Information Contained in this Prospectus                                      3
Prospectus Summary                                                            4
The Offering                                                                  5
Summary Financial Data                                                        6
Risk Factors                                                                  7
Plan of Distribution                                                         14
Use of Proceeds                                                              16
Penny Stock Rules / Section 15(G) Of The Exchange Act                        18
Dilution                                                                     19
Management's Discussion and Analysis of Financial Condition and
Plan of Operation                                                            20
Description of Business                                                      23
Description of Property                                                      26
Legal Proceedings                                                            26
Directors, Executive Officers and Control Persons                            27
Executive Compensation                                                       31
Security Ownership of Certain Beneficial Owners and Management               33
Certain Relationships and Related Transactions                               33
Description of Securities                                                    34
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure                                                         34
Legal Matters                                                                34
Experts                                                                      34
Where You Can Find More Information                                          35
Financial Statements                                                         36

                              ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of its delivery or of any sale of our Common Stock. This prospectus will be updated and, as updated, will be made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used in this prospectus, "we", "us", "our", " In Media ", "In Media Corporation" or "our company" refers to In Media Corporation, a Nevada corporation.

BUSINESS OVERVIEW

In Media Corporation (the "Company") is based in Reno, Nevada. We are a development stage company positioned to exploit the emerging market for Internet Protocol Television ("IPTV") services for cable, satellite, internet, telephony and mobile services. IPTV delivers video content from public domain and premium content sources over the internet to consumer displays ranging from large screen TVs in the home, to mobile display devices such as the I-Phone.

ABOUT US

Our  registered  office is located at 1135  Terminal  Way,  Suite 209,  Reno, NV
89502.

The telephone number is 408-849-9499.

Our common stock is quoted on the over The Counter Bulletin board under the symbol IMDC.

CORPORATE HISTORY

IN Media Corporation was incorporated in Nevada on March 5, 2007 as Tres Estrellas Enterprises, Inc. for the purpose of utilizing the latest products and methods in pipe restoration plumbing contractor services for commercial and residential rental buildings in Baja California, Mexico. Due to a downturn in the construction industry we were forced to abandon our original business plan and on October 16, 2009, we executed an agreement between InMedia Corporation (a California corporation), and Tres Estrellas Enterprises, Inc., whereby pursuant to the terms and conditions of the Agreement, In-Media shareholders acquired thirty three million, five hundred thousand (33,500,000) shares of our common stock, subsequent to which In-Media was merged into the Company. This issuance of stock did not involve any public offering, general advertising or solicitation.

We are a development stage company. From inception to the year ended December 31, 2009 we have spent most of our resources, efforts and expenditures in two primary areas: 1) the development of distribution capability in China and 2) the development of our IPTV set top box.

We have generated no revenue since inception and have not yet made any commercial shipments of our products. We have incurred $1,099,775 in expenses from inception through June 30, 2010. As a result, the Company's auditors have raised significant doubt that the Company can continue as a going concern unless it is capable of raising sufficient capital in order to sustain its operations. The Company has sought to raise capital through this public offering of its shares. There can be no guarantee that the Company will succeed in raising sufficient capital via this current offering.

THE OFFERING

                                                                    Shareholders'    Per share
Issuer: IN Media Corporation                                           Equity          amount
----------------------------                                           ------          ------
Common Stock outstanding prior to offering         45,297,000        $ (412,275)      $(0.009)
Common Stock offered by us:                         4,000,000
Offering Price per share:                               $1.00        $4,000,000
Common Stock outstanding after the offering:       49,297,000        $3,587,725       $0.0728

Dilution to new investors                                                             $(0.927)

Offering expenses                                                    $  (34,000)
                                                                     ----------
Shareholder value after offering and expenses                        $3,553,725       $0.0721
                                                                     ==========

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of June 30, 2010. There are currently no options to purchase shares of common stock outstanding as of June 30, 2010. The Company has adopted a 2010 Stock Option Plan whereby up to 2,500,000 shares of our common stock may be issued as stock awards or options pursuant to the 2010 Stock Option Plan. We have granted 297,000 shares of common stock under this plan to date. There are no additional shares of common stock available for future issuance under our stock option plans and there are no outstanding warrants to purchase additional shares of common stock. On June 8, 2010 and July 27, 2010 we raised $100,000 and $53,000, respectively from the sale of convertible notes. These notes are due for repayment or conversion on March 8, 2011 and April 27, 2011, respectively. The conversion price of the notes is based on 62.5% of the average of the lowest three prices in the ten business days preceding the conversion date. The number of common shares required to convert the notes as at August 16, 2010 would be 327,857.

Board Trading Symbol     Our  common  stock is  quoted  on the Over The  Counter
                         Bulletin board under the symbol IMDC.OB

Risk Factors             See  "Risk  Factors"  beginning  on  page  7 and  other
                         information   included   in  this   prospectus   for  a
                         discussion  of  factors  you  should   consider  before
                         deciding to invest in shares of our Common Stock.

SUMMARY FINANCIAL DATA

The following table sets forth our summarized financial statements. The statement of operations data and the balance sheet data for the periods ending December 31, 2009 and December 31, 2008, are derived from our audited financial statements and related notes included in the back of this prospectus.

The results for any interim period are unaudited and are not necessarily indicative of the results that may be expected for a full year. The results included below and elsewhere in this prospectus are not necessarily indicative of our future performance. You should read this information together with "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

                             SUMMARY FINANCIAL DATA

                                March 5, 2007                                            Six Months      Six Months
                                (Inception) to       Year Ending       Year Ending         Ending          Ending
                                 December 31,        December 31,      December 31,       June 30,        June 30,
                                     2007                2008              2009             2009            2010
                                 ------------        ------------      ------------     ------------    ------------
                                                       Audited                                    Unaudited
STATEMENT OF OPERATIONS DATA
Revenue
Expenses                         $     71,724        $     32,038      $    716,586     $      9,461    $    279,427
Net Loss                         $    (71,724)       $    (32,038)     $   (716,586)    $     (9,461)   $   (279,427)

Basic earnings
 (loss) per share                $      (0.01)       $      (0.00)     $      (0.04)    $      (0.01)   $      (0.01)

Weighted average number
 of common shares used to
 compute basic and diluted
 net loss per share                 6,782,192          11,500,000        17,282,192       11,500,000      45,014,143


BALANCE SHEET DATA
Cash                             $     27,741        $      4,803      $         63     $        737    $      4,995
Total assets                     $     29,711        $      6,773      $    417,033     $      2,707    $    629,995
Convertible notes                          --                  --                --               --    $    100,000
Shareholders equity              $     14,241        $    (17,797)     $   (530,348)    $    (27,258)   $   (412,275)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

If any of the following risks, or any other risks not described below because they are currently unknown to us or we currently deem such risks as immaterial, but they later become material, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. As a result, the trading price of our Common Stock could decline and you could lose part or all of your investment.

MINIMAL OPERATING HISTORY AND NO REVENUE.

Prior to the merger we had a minimal operating history and have generated no revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until we begin selling our product. This may result in us incurring a net operating loss which will increase continuously until we can generate sufficient revenue. There is no assurance that we can generate or sustain profitable operations.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the Company. In the immediate future we will spend most of our resources, efforts and expenditures in two primary areas: 1) The securing of key customers in China and 2) the development of our IPTV set top box. We have generated no revenue since inception due to the fact that we have not yet made any commercial shipments of our products. The success of our operations will be dependent upon acceptance of our product and numerous other factors beyond our control.

REPORTING REQUIREMENTS MAY UTILIZE A SUBSTANTIAL PORTION OF OUR CASH

We will incur ongoing costs and expenses for SEC reporting and compliance. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

We are a "penny stock" company. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell their securities in a market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, leaving investors with losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop. In addition, if we are deemed a shell company pursuant to Section 12(b)-2 of the Act, our "restricted securities", whether held by affiliates or non-affiliates, may not be re-sold for a period of 12 months following the filing of a Form 10 level disclosure or registration pursuant to the Act.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

THE STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT INVESTORS MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF THEY NEED TO LIQUIDATE THEIR INVESTMENT.

Our shares of common stock may be thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that it is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as it became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in the Company's securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the securities price. We cannot give investors any assurance that a broader or more active public trading market for the Company's common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

FAILURE TO ACHIEVE AND MAINTAIN  EFFECTIVE  INTERNAL CONTROLS IN ACCORDANCE WITH
SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending December 31, 2009, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our fiscal period ending December 31, 2009, furnish a report by our management on our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, (" PCAOB"). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

WE DO NOT HAVE KEY MAN INSURANCE ON OUR CEO AND CFO, ON WHOM WE RELY FOR THE MANAGEMENT OF OUR BUSINESS.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Nitin Karnik, the Company's Chief Executive Officer and Simon Westbrook, our Company's Chief Financial Officer. The loss of the services of Nitin Karnik or Simon Westbrook for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that their services will continue to be available to us, or that we will be able to find a suitable replacement for either of them. We do not carry key man life insurance for any key personnel.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR GROWTH AND IF WE ARE UNABLE TO RETAIN OR HIRE SUCH PERSONNEL IN THE FUTURE, OUR ABILITY TO IMPROVE OUR PRODUCTS AND IMPLEMENT OUR BUSINESS OBJECTIVES COULD BE ADVERSELY AFFECTED.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Considering our current cash position, we do not have adequate cash resources to hire and retain key personnel should our current offering fail to raise adequate funding. Such failure could materially and adversely affect our future growth and financial condition.

SHAREHOLDERS MAY SUFFER SIGNIFICANT DILUTION WHEN OUR CONVERTIBLE NOTES COME DUE FOR CONVERSION OR REPAYMENT

On June 8, 2010 we raised $100,000 from the sale of convertible notes, due March 8, 2011. The conversion price of the note is based on 62.5% of the average of lowest three prices in the ten business days preceding the conversion date. We have experienced considerable volatility in our share price and if the share price falls in advance of the conversion date, investors could suffer significant dilution.

INVESTORS IN OUR COMMON STOCK WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION AS A PERCENTAGE OF THEIR HOLDINGS.

The net tangible book value of our common stock at June 30, 2010 was ($412,275) or ($0.01) per share based on 45,297,000 common shares outstanding at the time. Compared to the currently outstanding shares of our stock, investors will experience an immediate dilution of $0.93 per share if the totality of the offering is sold.

OUR OFFERING PRICE IS ARBITRARILY DETERMINED AND IS UNRELATED TO ANY MEASURE OF VALUE, ACTUAL INCOME OR ASSETS.

Our offering price of $1.00 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. Consequently, we may be required to expend substantial funds to satisfy these indemnity obligations.

RISKS INVOLVING THE PEOPLE'S REPUBLIC OF CHINA ("PRC") CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is passing from a planned economy to a market economy. The Chinese government has confirmed that economic development will follow a model of market economy under socialism. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans adopted by the government that set down national economic development goals. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms are unprecedented or experimental for the PRC government, and are expected to be refined and improved. Other political, economic and social factors can also lead to further re-adjustment of such reforms. This refining and re-adjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, which we may not be able to foresee, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, and imposition of additional restrictions on currency conversion.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, such as the legal system used in the United States, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

IF RELATIONS BETWEEN THE UNITED STATES AND CHINA WORSEN, OUR STOCK PRICE MAY DECREASE AND WE MAY HAVE DIFFICULTY ACCESSING THE U.S. CAPITAL MARKETS.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government imposes controls on the convertibility of RMB ("RMB") into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Currently, the RMB is not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans and corporate debt obligations denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

THE FLUCTUATION OF THE RMB ("RMB") MAY MATERIALLY AND ADVERSELY AFFECT YOUR INVESTMENT.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

Conversely, if we decide to convert our RMB into U.S. dollars for business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. Any significant evaluation of RMB may reduce our operation costs in U.S. dollars but may also reduce our earnings in U.S. dollars. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PRC administers and regulates the exchange rate of the US dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions and as of August 5, 2010 stood at RMB 6.76.

In addition, there can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future and we currently do not intend to pay dividends.

COMPLIANCE  WITH  CHANGING   REGULATION  OF  CORPORATE   GOVERNANCE  AND  PUBLIC
DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES AND POSE CHALLENGES FOR OUR MANAGEMENT TEAM.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. They will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. We do not plan to seek exemption from registration in any states.

We also may retain licensed broker/dealers to assist us in the offer and sell of the shares of our common stock in the future, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sale of shares of our common stock we will update this prospectus accordingly.

In order to buy shares of our common stock you must complete and execute the subscription agreement and return it to the Company Secretary, IN Media Corporation at 1135 Terminal Way, Suite 209 Reno, NV 89502. Payment of the purchase price must be made by check payable to the order of "In Media Corporation IN TRUST" The check should be delivered directly to the above mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The  person  is not  statutorily  disqualified,  as that term is  defined  in
Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are, and will continue to be, our officers and directors at the end of the offering, and have not been, during the last twelve months, and are currently not, broker/dealers or associated with broker/dealers. They have not, nor will not, participate in the sale of securities of any issuer more than once every twelve months. After our registration statement is declared effective by the SEC we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, and/or offshore.

Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

Our officers, directors, employees and affiliates may purchase shares offered under this prospectus and will be allowed to purchase the requisite number of shares required to meet the minimum shares sold during this offering:

     1. no offers were made to our officers, directors, employees and affiliates prior to the filling of the registration statement;

     2.   subsequent offers will be made only with the prospectus; and

     3. no funds have or will be committed or paid by our officers, directors, employees and affiliates prior to effectiveness of the registration statement.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Standard and Poor's Corporate Manual, which, once published, will provide us with "manual" exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Nevada, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"Business" and elsewhere in this prospectus. . Although we will amend this registration statement to update the information as required by Section 10(a)(3) of the Securities Act of 1933 or to disclose any fundamental change in the information in the registration statement or additional or changed material information on the plan of distribution you should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from this offering primarily for working capital and to fund the expansion of our business, including funding marketing expenses and operating losses. We intend to utilize the proceeds within 30 days of receipt of the funds as per our plan of operations found in our "Management's Discussion and Analysis and Plan of Operations" and our use of proceeds below.

The following table demonstrates the use of proceeds based on the projected funds raised from this offering. Different values are provided in the event that the maximum amounts are not raised as a part of this offering.

The foregoing categories indicate the allocation of funds for various purposes to be used by the Company. It is possible that all or a portion of the funds received in this offering may not be utilized immediately, in which case the Company may invest unused funds in short-term interest bearing, investment grade securities until expenditure of such funds becomes necessary.

                                             Minimum                                Maximum
                                            Offering                               Offering
                                             raised           $2,000,000            raised
                                          ($1,000,000)          raised           ($4,000,000)
                                          ------------          ------           ------------
Selling & market development expenses     $  200,000          $  250,000          $  500,000
Inventory and working capital                500,000           1,000,000           1,500,000
Product development                          200,000             500,000           1,000,000
General administration expenses              100,000             250,000             500,000
General corporate purposes                        --                  --             500,000

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed costs, such as product development, sales and marketing and general and administrative costs may vary depending on the progress of our commercialization and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

Alternatively, should our competitors release new technology or products that render our own obsolete, then Management will redirect spending towards increased new product development, thereby changing our use of proceeds as outlined in the following table.

FEES ASSOCIATED WITH THIS OFFERING

We estimate that registration, printing, accounting, legal and miscellaneous costs associated with this prospectus will be $34,000, regardless of the amounts raised.

PRODUCT DEVELOPMENT

We have developed a set top box ("STB"), related system support, reference platforms and technology, and access to over 4,000 titles of Hollywood and Bollywood movies which constitutes our current product offering. In view of the dynamic changes taking place in the IPTV market, and the competitive challenges we face in terms of price, performance, and marketing campaigns, we recognize that we will need to develop new features such as the capability for 3D display, reduce our costs, and extend our range of available titles in order to deliver attractive product offerings to our customers. Although we plan to continue to engage in product development and title acquisition, we may need to increase our spending depending on the state of the market from time to time.

GENERAL AND ADMINISTRATIVE

To date we have been a development stage company, however we have established a distribution channel in China and we are hoping to begin commercial shipments of our product around the third quarter of this year. Commencement of commercial activities will lead to increased transaction processing, billing and collection costs, as well as general administration, management and insurance. In order to manage our costs we have relied on contracting out our engineering, administration, business development and executive functions to third parties, however as our business grows we expect we shall have to hire direct manpower to provide the focus and responsiveness we will need to satisfy our customers.

SALES & MARKETING

With the assistance of our local distribution partner, we have focused our efforts on developing the market for our products in China. If we are successful, we intend to spread our business development efforts to India, Europe and the United States, which will require a significant increase in spending on manpower and marketing campaigns.

WORKING CAPITAL

Our working capital requirements have been minimal during our development phase, however as we ramp up towards the commencement of our first commercial shipments we anticipate an increasing need for working capital to fund purchase of inventory for resale, the collection of outstanding receivables, and operating and overhead expenses.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common stock is currently traded on the OTC Bulletin Board under the symbol "IMDC". We received our listing for quotation on December 4, 2007. The following table sets forth, for the periods indicated, the high and low inter-dealer closing prices per share of our common stock as reported on the OTC Bulletin Board, without retail mark-up, mark-down or commission and may not represent actual transactions.

The following table sets forth the high and low bid prices for our common stock for the last two years.

               Year         Quarter           High           Low
               ----         -------           ----           ---
               2008          Third           $  --          $  --
               2008          Fourth          $  --          $  --
               2009          First           $  --          $  --
               2009          Second          $  --          $  --
               2009          Third           $  --          $  --
               2009          Fourth          $1.40          $0.60
               2010          First           $1.05          $0.80
               2010          Second          $1.53          $0.66

HOLDERS

As of August 16, 2010, there were 45,297,000 shares of our common stock issued and outstanding with 35 shareholders of record.

TRANSFER AGENT

Our Transfer Agent is TranShare Corporation.

DIVIDEND POLICY

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial condition. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

On June 17, 2010 the Company filed an S-8 registration with the SEC reserving 2,500,000 common shares for issuance under the Company's 2010 Stock Option Plan. At June 30, 2010 a total of 297,000 common shares were granted to certain officers, directors and consultants under this Plan as payment for services provided.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

DILUTION

EFFECT OF OFFERING ON NET TANGIBLE BOOK VALUE PER SHARE

Our net tangible book value as of June 30, 2010 was approximately ($412,275) or ($0.01) per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the aggregate number of shares of our common stock outstanding. After giving effect to the sale of the 4,000,000 shares of our common stock in this offering, with $34,000 of underwriting, printing, accounting, legal and other costs associated with this prospectus payable by us, our net tangible book value at June 30, 2010 would have been approximately $3,553,724 or $0.07 per share. We have assumed a public offering price of $1.00 per share. This represents an immediate increase in net tangible book value per share of $0.08 to existing stockholders and an immediate dilution of $0.93 per share to new investors. Dilution per share represents the difference between the amount per share paid by the new investors in this offering and the net tangible book value per share at June 30, 2010, giving effect to this offering. The following table illustrates this per share dilution to new investors.

                                                                        Shareholders'    Per share
Issuer: IN Media Corporation                                               Equity          amount
----------------------------                                               ------          ------
Common Stock outstanding prior to offering         45,297,000            $ (412,275)      $(0.009)
Common Stock offered by us:                         4,000,000
Offering Price per share:                               $1.00 per share  $4,000,000
Common Stock outstanding after the offering:       49,297,000            $3,587,725       $0.0728

Dilution to new investors                                                                 $(0.927)

Offering expenses                                                        $  (34,000)
                                                                         ----------
Shareholder value after offering and expenses                            $3,553,725       $0.0721
                                                                         ==========

As of June 30, 2010 there were no options and warrants outstanding. On June 8, 2010 and July 27, 2010 we raised $100,000 and $53,000, respectively from the sale of convertible notes. These notes are due for repayment or conversion on March 8, 2011 and April 27, 2011, respectively. The conversion price of the notes is based on 62.5% of the average of the lowest three prices in the ten business days preceding the conversion date. The number of common shares required to convert the notes as at August 16, 2010 would be 327,857.

In this registration statement , "Company," "our company," "us," and "our" refer to In Media Corporation, unless the context requires otherwise.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements appearing elsewhere in this prospectus. Portions of this document that are not statements of historical or current fact are forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements wherever they appear in this prospectus. From time to time, we may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements other than statements of historical fact included in this section or elsewhere in this prospectus are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: changes in the economy or in specific customer industry sectors; changes in customer procurement policies and practices; changes in product manufacturer sales policies and practices; the availability of product and labor; changes in operating expenses; the effect of price increases or decreases; the variability and timing of business opportunities including acquisitions, alliances, customer agreements and supplier authorizations; our ability to realize the anticipated benefits of acquisitions and other business strategies; the incurrence of debt and contingent liabilities in connection with acquisitions; changes in accounting policies and practices; the effect of organizational changes within the Company; the emergence of new competitors, including many with greater financial resources than ours; adverse state and federal regulation and legislation; and the occurrence of extraordinary events, including natural events and acts of God, fires, floods and accidents.

The following discussion and analysis of our plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and in our filings with the Securities and Exchange Commission. This discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of "Risk Factors" and elsewhere in this prospectus.

RESULTS OF OPERATIONS

We are a development stage company. From inception to the quarter ended June 30, 2010 we have spent most of our resources, efforts and expenditures in two primary areas: 1) the development of distribution capability in China and 2) the development of our IPTV set top box.

We have generated no revenue since inception due to the fact that we are a development stage company and have not yet made any commercial shipments of our products.

We have incurred $1,099,775 in expenses from inception through June 30, 2010. For the six months ended June 30, 2010 and the year ended December 31, 2009 we incurred $279,427 and $716,586 in expenses, respectively. These costs included $415,000 of contracted maintenance costs in 2009 under the terms of the licensing agreement under which we acquired the rights and designs to our set top boxes and supporting systems. The balance of $213,007 for the six months ended June 30, 2010 and $301,586 for the year ended December 31, 2009 were general, marketing and business development expenses incurred for services provided by outsourced service providers. For the year ended December 31, 2008 we incurred $32,038 in general and administrative expenses.

The following table provides selected financial data about our company for the six months ended June 30, 2010, and the years ended December 31, 2009 and 2008.

                                Six months ended          Year ended               Year ended
Selected Financial Data          June 30, 2010         December 31, 2009        December 31, 2008
-----------------------          -------------         -----------------        -----------------
Net loss                         $  (279,427)             $  (716,586)             $   (32,038)
Cash                             $     4,995              $        63              $     4,803
Total assets                     $   629,995              $   417,033              $     6,773
Total liabilities                $ 1,042,270              $   947,381              $    24,570
Shareholders' equity             $  (412,275)             $  (530,348)             $   (17,797)

We have raised $687,500 from the sale of common stock from inception to June 30, 2010. On June 8, 2010 we raised $100,000 from the sale of convertible notes, due March 8, 2011. The conversion price of the note is based on 62.5% of the average of lowest three prices in the ten business days preceding the conversion date. Over the period from inception to March 31, 2010 one of our directors provided loans to the Company amounting to $30,565 to fund operating expenses. At March 31, 2010, the director's loan was forgiven along with all claims to interest thereon, and the balance was written off against administrative expenses.

CAPITAL RESOURCES AND LIQUIDITY

We expect to generate revenue and cash through the rollout of our set top boxes in China. Based on the installed base of cable customers in the Chinese cities and provinces, we believe, but cannot guarantee, we should be able to be cash flow positive within 12 months. We plan to use our relationships and partnerships in China to help facilitate the manufacturing of our hardware and the integration of the software platform. We may need to raise interim funding to bridge any delays in cash flow from anticipated generation of revenue.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a) BASIS OF PRESENTATION

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies.

b) USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c) CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

d) FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

Financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which due to the short maturity of these financial instruments, approximates fair value at December 31, 2009.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

We do not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2009 and 2008. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a non-recurring basis during the periods ended December 31, 2009 and 2008.

e) INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

f) EARNINGS (LOSS) PER SHARE

FASB ASC 260, "EARNINGS PER SHARE" provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share was the same, at the reporting dates, as there were no common stock equivalents outstanding.

g) STOCK-BASED COMPENSATION

ASC 718 "COMPENSATION - STOCK COMPENSATION" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments awarded to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights which may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (A) the option to settle by issuing equity instruments lacks commercial substance or (B) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity. The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "EQUITY - BASED PAYMENTS TO NON-EMPLOYEES" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (A) the goods or services received; or (B) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

h) REVENUE RECOGNITION

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of services income and will be recognized only when all of the following criteria have been met:

     (i)   Persuasive evidence for an agreement exists;
     (ii)  Service has occurred;
     (iii) The fee is fixed or determinable; and
     (iv)  Revenue is reasonably assured.

BUSINESS

OVERVIEW OF THE BUSINESS

ORGANIZATION IN THE LAST FIVE YEARS

IN Media Corporation was incorporated in Nevada on March 5, 2007 as Tres Estrellas Enterprises, Inc. for the purpose of utilizing the latest products and methods in pipe restoration and plumbing contractor services for commercial and residential rental buildings in Baja California, Mexico. Due to a downturn in the construction industry we were forced to abandon our original business plan and on October 16, 2009, we executed an agreement between IN Media Corporation (a California corporation), and Tres Estrellas Enterprises, Inc., whereby pursuant to the terms and conditions of the Agreement, In-Media shareholders acquired thirty three million, five hundred thousand (33,500,000) shares of our common stock, subsequent to which IN Media was merged into the Company. This issuance of stock did not involve any public offering, general advertising or solicitation.

Based in Reno, Nevada, we are a development stage company positioned to exploit the emerging market for Internet Protocol Television ("IPTV") services for cable, satellite, internet, telephony and mobile services. IPTV delivers video content from public domain and premium content sources over the internet to consumer displays ranging from large screen TVs in the home, to mobile display devices such as the I-Phone. Our goal is to become a global leader of IPTV implementation systems, services and content aggregation for our distribution partners ("Platform Providers"). To date we have built our business by focusing on outsourcing as much as possible to reduce the risk of development problems and delays, market and employee acquisition, and up-front cash flow. Our relationship with our outsource partners gives us access to development and engineering facilities in China and India, distribution channels in China, customer sales, billing and support services, and over 4,000 entertainment titles from Hollywood to "Bollywood" (the informal term popularly used for the Mumbai-based Hindi-language Film Industry in India) movies. As a result, we believe we are well positioned to effectively and efficiently launch and implement IPTV solutions in Asia and around the world.

Our business model is comprised of both content fees and shared revenue from large infrastructure providers offering total solutions: television, telephony and internet services, also referred to as "Triple Play" services. The addition of content or video on demand (VoD) adds to the solution providing "Quad Play" services.

Led by our President and CEO, Nick Karnik, we believe that we have established key relationships in China and India to launch IPTV services. The first implementation of our services is intended to be launched in China with cable providers from major cities.

With the multitudes of options of content on the Internet traditional television programming is under pressure to come up with new models and options for consumers. Video on Demand, once only available on cable, is the de-facto standard for internet access. Platform providers like Comcast, AT&T, DirecTV, etc. are central to providing the core services of: telephony, television, internet and content to the mass market. However, adding to the complexity are the divergent number and types of devices available to access the internet and content.

THE IN MEDIA SOLUTION

We focus on providing integrated IPTV services for platform providers for any device from large screen televisions to handheld mobile phones. We provide a combination of hardware, software, manufacturing and content services for platform providers to either complete their proprietary offerings or provide an all-in-one solution. Our partnerships with platform providers such as Comcast, AT&T, DirecTV, provide an installed base of customers as well as allowing platform providers to be the billing and service interface to customers. We are currently planning our first implementation in China through our Chinese distributor, which will include provision of Set Top Boxes ("STB"), related system support, reference platforms and technology, and access to over 4,000 titles of Hollywood and Bollywood movies.

THE MARKET OPPORTUNITY

We believe that the overall IPTV market potential is very large and can be viewed as a function of the growth in the number of broadband subscribers. In 2007, the top ten countries totaled over 226 million broadband subscribers. According to eMarketer, the total worldwide broadband subscriber base is expected grow to over 500 million subscribers by 2011.

We have focused our initial efforts on implementation of our IPTV solutions in China, because it is one of the largest IPTV markets in the world with 378 million TV households and 152 million cable TV households at the end of 2007(source; eMarketer),

China is the world's largest TV market. (source; eMarketer) Cable dominates the multi-channel industry as satellite reception is banned and IPTV is in its infancy. As a result 40% of all homes have cable TV, and cable accounts for 99% of the pay TV market. (source; eMarketer)

With significant investment in the technological infrastructure across the country, we have determined that the cable industry is rapidly converting to digital in anticipation of the planned conversion from analog to digital transmission standards in 2015. The recent Olympics acted as a catalyst for this
- as the Beijing Olympics was the first all-HD Olympic Games. Digitization and the growth of interactive TV services is expected to lead to an increase in the number of subscribers, the frequency of use and average revenue per subscriber.

OPPORTUNITIES FOR FOREIGN TECHNOLOGY SUPPLIERS IN THE CHINESE DOMESTIC MARKET

Despite the restrictions on foreign investment in the Chinese media industry, opportunities exist for overseas technology providers like IN Media Corporation, in particular, those that supply head-end and studio equipment, video-on-demand systems, last-mile components and conditional access. Although local competition is tough, foreign companies that take the time to understand the intricacies of the market and work through local partners have the potential to compete in this huge marketplace.

OUR INITIAL ROLL-OUT PLAN IN CHINA

The initial rollout of our technology to the Chinese market will be in a "set-top" cable box style unit which will integrate traditional broadcast television and internet media content streamed into the user's existing TV through the IPTV unit. The application of this technology will appear and operate in many ways just like the familiar "cable box" menu driven user interface. The key difference is that the media will not be limited to a broadcast television signal but rather will include the vast library of existing internet content. With the help of our Chinese distribution partner, we are hoping to be in a position to commence shipments to Chinese cable providers by the end of the third quarter of 2010. Once complete, this product deployment, as well as future deployments, will allow for seamless viewing of internet and network broadcast content in high definition on the user's existing television. Finally, there will be a number of portals allowing the user instant and easy access to thousands of public domain and premium movies and television programming.

OUR BUSINESS MODEL AND SALES STRATEGY

BUSINESS MODEL

Our business model centers on a combination of hardware, software, manufacturing and content:

     1. SET-TOP BOX SOLUTION. We provide reference hardware and software for mass market manufacturing as well as manufacturing of the actual set-top boxes to platform provider specifications. Revenue sharing is based on the fees collected by platform providers as a percentage of their overall access fees.

     2. CONTENT LICENSING. We provide access to a library of over 4,000 Hollywood and Bollywood movies. Fees are based on either Video on Demand (VoD) or advertising fees depending on the platform provider agreements.

SALES STRATEGY

Our sales strategy is based on working with platform providers of IPTV services. Because of the market size and readiness for IPTV solutions in general in China and the fact that we have developed our first distribution agreement in China we are focusing first on this market and then plan subsequent expansion into India, North America and Europe.

Although the final timing cannot be assured, our implementation plan is as follows:

Phase                                                                   Duration
-----                                                                   --------

1    DEVELOPMENT: Complete reference hardware and software for
     set-top box implementation in China                               Completed

2    CHINA: Launch first implementation with China's Cable
     operators into first targeted province                              3Q 2010

3    CHINA EXPANSION: Expand into additional provinces with
     China Cable Operators                                             2010-2011

4    US: Business development to secure platform providers in
     the US                                                              1H 2011

5    EUROPE: Business development into major European countries
     via platform providers                                              2H 2011

THE COMPETITION AND COMPETITIVE ADVANTAGE

The competitive landscape for IPTV services is very crowded as the market potential is very large. The key players will be the platform providers who control access to telephony, television, internet and content for consumers. However, new players like Microsoft, Apple, Amazon, and the major Hollywood studios are moving forward on their own solutions to monetize content and services over the internet. Key hardware vendors like Motorola, Cisco, Intel, etc. are also potential competitors for set-top box solutions as they have previously established relationships with the platform providers.

Although our competitors have strong brands and significant engineering and marketing budgets, we believe that we will have an opportunity to compete because we have outsourced our manufacturing and distribution function in China to local partners who know and operate in the Chinese market where the power of established US brands may not be so powerful. Since we already have a fully functional product offering and have established local distribution we believe our market offering in China is fully competitive with solutions from our competitors. Because of size of the Chinese market, we have an opportunity to further improve the competitiveness of our offering through design efficiencies and economies of scale, thereby enhancing our competitiveness in subsequent markets. Moreover, our access to a large content library gives us the opportunity to supplement traditional television programming with Video-on-Demand services or content portal access with advertising or subscription fees. Whereas, solutions provided by major brands like Microsoft or Apple may compete against the platform providers, we are more likely to be perceived as a revenue sharing partner to a platform provider.

EMPLOYEES

We outsource our employees, consequently we have access to the services of approximately 10 contract employees including 1 executive and administration, 1 in business development, with the balance working in engineering.

PROPERTIES

PRINCIPAL OFFICE

Our registered address is 1135 Terminal Way, Suite 209 Reno, NV 89502. We currently use the office of a third party at no expense (direct or accrued). As a consequence, we currently have no long term lease obligations.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company. Notwithstanding , from time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of August 16, 2010, the names, positions and ages of our current executive officers and directors. Our directors serve until the next annual meeting of shareholders or until their successors are elected and qualify. Our officers are elected by the board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the board of directors.

NAME                    AGE         SERVED SINCE          POSITIONS WITH COMPANY
----                    ---         ------------          ----------------------
Nitin Karnik            48         October 2008              CEO & Director
Danny Mabey             60         April 2, 2010             Director
Simon Westbrook         61         February 18, 2010         CFO

The following is a brief description of the business experience of our executive officers, director and significant employees:

Dr. Nitin Karnik has been the Chief Executive Officer of IN Media from October 2008 to present. Dr. Karnik has been the President and Chief Executive Officer of Tres Estrellas Enterprises, Inc. since April 9, 2009. From 2007 through 2009, Dr. Karnik served as the Chief Executive Officer of RSR Consulting Inc, a California company covering media consulting in the area of IPTV, broadband, voice over IP technology, video on demand technology, and streaming technology with clients in India and China. From 2002 through 2007, Dr. Karnik was the Senior Vice President of Mars Entertainment Group, Singapore, where his assignments included content production, distribution, movie production, designing technology for media, digital cinema technology development and business development to Hollywood studios, Bollywood studios and world-wide television networks.

Mr. Mabey has been the President of 121View USA, a Utah corporation since 2009. He directed the market process of 121View, a Singapore based company, into the U.S. market. In addition, since 2004, Mr. Mabey has been President of Interactive Devices Inc., a California corporation that directs the business operations and development team of software developers in California, Israel and Utah. From 2003 through 2009, Mr. Mabey was the Vice President of Broadcast International, a Utah corporation in which Mr. Mabey was involved in patent development and intellectual property management, product development, business and network expansion and corporate funding development. Mr. Mabey received his Bachelors of Arts at Boise State University and his Masters of Public Administration at Idaho State University.

From 2005-2009, Mr. Westbrook served as CFO of Public Wireless, Inc., a wireless communication infrastructure business. From 2004-2005, Mr. Westbrook served as CFO of Nanoamp Solutions Inc., a memory IC company. Prior to 2004, Mr. Westbrook served as CFO at Sage, Inc., (NASDAQ: SAGI), a company specializing in flat panel display controller ICs. Mr. Westbrook is a Chartered Accountant and holds a Masters degree in Economics from Trinity College, Cambridge in the United Kingdom.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees.

Because our Board of Directors consists of only two members, we do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. Also, we do not have an audit committee financial expert on our board of directors as that term is defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC. Nitin Karnik is also an executive officer of the Company and is therefore not independent.

DIRECTOR AND OFFICER COMPENSATION

COMPENSATION OF DIRECTORS

Our directors are not compensated for their service as directors of the Company.

COMPENSATION OF OFFICERS

The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the years ended December 31, 2009, 2008, and 2007:

* Jose Chavez resigned as a member of the Board of Directors on April 2, 2010 and as an officer on February 18, 2010.

SUMMARY COMPENSATION TABLE

                                                                                   Change in
                                                                                    Pension
                                                                                   Value and
                                                                  Non-Equity      Nonqualified
 Name and                                                         Incentive         Deferred
 Principal                                   Stock     Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)  Awards($) Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------       ----   ---------  --------  --------- ---------  ---------------   -----------   ---------------  ---------
Nitin Karnik    2009        --       --         --      --           --              --          $480,000(a)       $480,000
                2008        --       --         --      --           --              --                --                --

Jose Chavez     2009   $   800       --         --      --           --              --                --          $    800
                2008   $ 4,800       --         --      --           --              --                --          $  4,800
                2009   $ 4,660(b)    --         --      --           --              --                --          $  4,660

----------
(a) We were billed, accrued, but did not pay, $480,000 for executive, administrative and engineering services provided by Numerity Corporation. Mr. Karnik has an executive and ownership interest in Numerity Corporation.
(b)  Mr. Chavez resigned as an officer at the end of October, 2009. (d)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

                                          Option Awards                                         Stock Awards
              ---------------------------------------------------------------  ---------------------------------------------
                                                                                                                     Equity
                                                                                                                    Incentive
                                                                                                         Equity       Plan
                                                                                                        Incentive    Awards:
                                                                                                          Plan      Market or
                                                                                                         Awards:     Payout
                                                Equity                                                  Number of   Value of
                                               Incentive                          Number                Unearned    Unearned
                                              Plan Awards;                          of        Market     Shares,     Shares,
                Number of      Number of       Number of                          Shares     Value of   Units or    Units or
               Securities     Securities      Securities                         or Units   Shares or    Other        Other
               Underlying     Underlying      Underlying                         of Stock    Units of    Rights      Rights
               Unexercised    Unexercised     Unexercised   Option     Option      That     Stock That    That        That
                Options         Options        Unearned    Exercise  Expiration  Have Not    Have Not   Have Not    Have Not
Name    Year  Exercisable(#) Unexercisable(#)  Options(#)   Price($)    Date     Vested(#)   Vested($)  Vested(#)   Vested(#)
----    ----  -------------- ---------------- ----------    -----       ----     ---------   ---------  ---------   ---------
Nitin   2009        --             --             --          --         --          --         --          --         --
Karnik  2008        --             --             --          --         --          --         --          --         --

Jose    2009        --             --             --          --         --          --         --          --         --
Chavez  2008        --             --             --          --         --          --         --          --         --
        2007        --             --             --          --         --          --         --          --         --

OPTION EXERCISES AND STOCK VESTED TABLE

                                          Option Awards                                         Stock Awards
              ---------------------------------------------------------------  ---------------------------------------------
                                                                                                                     Equity
                                                                                                                    Incentive
                                                                                                         Equity       Plan
                                                                                                        Incentive    Awards:
                                                                                                          Plan      Market or
                                                                                                         Awards:     Payout
                                                Equity                                                  Number of   Value of
                                               Incentive                          Number                Unearned    Unearned
                                              Plan Awards;                          of        Market     Shares,     Shares,
                Number of      Number of       Number of                          Shares     Value of   Units or    Units or
               Securities     Securities      Securities                         or Units   Shares or    Other        Other
               Underlying     Underlying      Underlying                         of Stock    Units of    Rights      Rights
               Unexercised    Unexercised     Unexercised   Option     Option      That     Stock That    That        That
                Options         Options        Unearned    Exercise  Expiration  Have Not    Have Not   Have Not    Have Not
Name    Year  Exercisable(#) Unexercisable(#)  Options(#)   Price($)    Date     Vested(#)   Vested($)  Vested(#)   Vested(#)
----    ----  -------------- ---------------- ----------    -----       ----     ---------   ---------  ---------   ---------
Nitin   2008        --             --             --          --         --          --         --          --         --
Karnik  2009        --             --             --          --         --          --         --          --         --

Jose    2007        --             --             --          --         --          --         --          --         --
Chavez  2008        --             --             --          --         --          --         --          --         --
        2009        --             --             --          --         --          --         --          --         --

PENSION BENEFITS TABLE

                                           Number of         Present
                                             Years          Value of           Payments
                               Plan        Credited        Accumulated        During Last
Name                Year       Name        Service(#)       Benefit($)       Fiscal Year($)
----                ----       ----        ----------       ----------       --------------

Nitin Karnik        2008        --            --               --                --
                    2009        --            --               --                --

Jose Chavez         2007        --            --               --                --
                    2008        --            --               --                --
                    2009        --            --               --                --

NONQUALIFIED DEFERRED COMPENSATION TABLE

                            Executive          Registrant        Agregate                             Aggregate
                          Contributions      Contributions       Earnings           Aggregate          Balance
                          in Last Fiscal     in Last Fiscal    in Last Fiscal      Withdrawals      at Last Fiscal
Name            Year         Year($)            Year($)           Year($)        Distributions($)     Year-end($)
----            ----         -------            -------           -------        ----------------     -----------

Nitin Karnik    2008           --                 --                --                  --                --
                2009           --                 --                --                  --                --

Jose Chavez     2007           --                 --                --                  --                --
                2008           --                 --                --                  --                --
                2009           --                 --                --                  --                --

DIRECTOR COMPENSATION TABLE

                                                                            Change in
                                                                             Pension
                                                                            Value and
                         Fees                              Non-Equity      Nonqualified
                        Earned                             Incentive         Deferred
                       Paid in      Stock      Option        Plan          Compensation      All Other
    Name       Year    Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----       ----    -------     ---------  ---------  ---------------    -----------    ---------------   --------
Nitin Karnik   2008       --          --         --             --              --              --              --
               2009       --          --         --             --              --              --              --

Jose Chavez    2007       --          --         --             --              --              --              --
               2008       --          --         --             --              --              --              --
               2009       --          --         --             --              --              --              --

ALL OTHER COMPENSATION TABLE

                      Perquisites                                         Company                         Change
                       and Other                                      Contributions to    Severance     in Control
                       Personal            Tax           Insurance     Retirement and     Payments /    Payments /
Name           Year   Benefits($)   Reimbursements($)   Premiums($)    401(k) Plans($)    Accruals($)   Accruals($)   Total($)
----           ----   -----------   -----------------   -----------    ---------------    -----------   -----------   --------

Nitin Karnik   2008       --               --               --               --               --            --           --
               2009       --               --               --               --               --            --           --

Jose Chavez    2007       --               --               --               --               --            --           --
               2008       --               --               --               --               --            --           --
               2009       --               --               --               --               --            --           --

PERQUISITES TABLE

                                                                                        Total
                                                                                     Perquisites
                       Personal Use       Financial                                   and Other
                        of Company        Planning/                    Executive      Personal
Name          Year      Car/Parking      Legal Fees     Club Dues      Relocation     Benefits
----          ----      -----------      ----------     ---------      ----------     --------

Nitin Karnik  2008          --                --            --             --            --
              2009          --                --            --             --            --

Jose Chavez   2007          --                --            --             --            --
              2008          --                --            --             --            --
              2009          --                --            --             --            --

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

                                    Before Change       After Change
                                     in Control          in Control
                                    Termination         Termination
                                  w/o Cause or for      w/o Cause or      Voluntary                             Change in
Name           Year    Benefit      Good Reason       for Good Reason    Termination    Death     Disability     Control
----           ----    -------      -----------       ---------------    -----------    -----     ----------     -------
Nitin Karnik   2008      --             --                  --               --           --          --            --
               2009      --             --                  --               --           --          --            --

Nitin Karnik   2007      --             --                  --               --           --          --            --
               2008      --             --                  --               --           --          --            --
               2009      --             --                  --               --           --          --            --

* List each applicable type of benefit in a separate row, e.g., severance pay, bonus payment, stock option vesting acceleration, health care benefits continuation, relocation benefits, outplacement services, financial planning services or tax gross-ups.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

AGGREGATE OPTION AND WARRANT EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION AND WARRANT VALUES

The Company's Executive Officers own no options or warrants of the Company.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

FAMILY RELATIONSHIPS

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as June 30, 2010 based on an aggregate of 45,297,000 common shares of the combined entities by (i) each person, entity or group that is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of our named Executive Officers as defined in Item 402(a)(2) of Regulation S-B; and
(iv) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 1135 Terminal Way, Suite 209 Reno, NV 89502.

       Name and Address                      Amount of            Percentage
     of Beneficial Owner                Beneficial Ownership       of Class
     -------------------                --------------------       --------

Nitin Karnik                                 11,823,529              26.1%
49210 El Camino Real, Suite 100
Los Altos, CA 94022

Jose Chavez                                          --
3401 Adams Avenue #302
San Diego, CA 92116

Danny Mabey                                      50,000               0.1%
4920 El Camino Real, Suite 100
Los Altos, CA 94022

Directors and Officers
 as a Group (2) *                            11,873,529              26.2%

Guifeng Qui ***                              13,137,255              29.0%
6-03 Xue Xi Yuan Vanke, New Town
Xin Yi Bau da Doe, Tianjin 300402

Sulu Karnik ***                               4,269,608               9.4%
255 W El Camino Real
Sunnyvale, CA 94087

Maxway Electronics, Ltd.****                  4,269,608               9.4%
Rm. 1609-12 Nan Fung Tower
173 Des Voeux Road, Hong Kong

Total Shares Outstanding                     45,297,000

----------
*    Excludes holdings by Nitin Karnik's spouse, Sulu Karnik.
** Guifeng Qui is the CEO and a shareholder of IN TV (China) Ltd, the Company's distributor in China.
***  Spouse of Nitin Karnik, excludes holdings by Nitin Karnik.
**** Maxway Electronics, Ltd. is controlled by Sanjeev Deshpande

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATED PARTY TRANSACTIONS WITHIN THE PAST TWO YEARS.

A former director advanced funds to the Company to cover operating expenses from inception to December 31, 2009. The loan was interest free and has no specific terms of repayment. The balance due on December 31, 2009 and December 31, 2008 was $30,565 and $22,470, respectively. At March 31, 2010, the director's loan was forgiven along with all claims to interest thereon, and the balance was written off against administrative expenses.

One of our shareholders and officers has an interest in Numerity Corporation with whom we have entered into a non-exclusive license agreement for the rights to use engineering technology, IP and set top box designs, and to whom we are committed to pay maintenance and royalties. During the year ended December 31, 2009, we accrued but did not pay $415,000 under the terms of the license agreement with this Company.

One of our shareholders and officers has an interest in Numerity Corporation with whom we have contracted the provision of executive, administration and business development services and to whom we are committed to pay monthly service contract fees. During the six months ended June 30, 2010 and year ended December 31, 2009 we accrued but did not pay $240,000 and $480,000, respectively for services provided by this Company.

One of our shareholders has an interest in the Chinese distributor who we have appointed to represent us in developing our business in China, and with whom we have committed to share future revenue. As at June 30, 2010 we had not incurred any expenses, nor received any revenue from this distributor.

One of our shareholders and officers owns the library of film content which has been made available at no charge to us, which we intend to include as part of our product offerings.

CHANGES IN CONTROL

We are not aware of any arrangements, which may result in a change in control of the Company.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75 million authorized shares of common stock, $.001 par value, of which 45,297,000 shares were outstanding as of June 30, 2010. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We have no authorized preferred stock.

2010 Stock Option Plan

On June 18, 2010, the Company filed a Form S-8 registration statement in connection with its newly adopted 2010 Stock Option Plan (the "2010 Plan") allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,500,000 common shares. To date, 297,000 stock awards or options have been issued pursuant to the 2010 Plan.

WARRANTS

We currently do not have any warrants outstanding.

CONVERSION SHARES

As of June 30, 2010 there were no options outstanding. On June 8, 2010 and July 27, 2010 we raised $100,000 and $53,000, respectively from the sale of convertible notes. These notes are due for repayment or conversion on March 8, 2011 and April 27, 2011, respectively. The conversion price of the notes is based on 62.5% of the average of the lowest three prices in the ten business days preceding the conversion date. The number of common shares required to convert the notes as at August 16, 2010 would be 327,857.

AMENDMENT OF OUR BYLAWS

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company. Notwithstanding, from time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

EXPERTS

George Stewart, CPA, independent certified public accountants, audited our consolidated financial statements from March 5, 2007 (inception) to December 31, 2009 as set forth in their included report. We have included our consolidated financial statements in the registration statement, in reliance on their report giving their authority as an expert in accounting and auditing.

Jill Arlene Robbins, Attorney at Law, Surfside, Florida will issue an opinion with respect to the validity of the shares of common stock being offered in connection with this offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

CERTIFICATE OF INCORPORATION AND BYLAWS. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the boards of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

     (i) diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;
     (ii) putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or
     (iii)effecting an acquisition that might complicate or preclude the takeover decision.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The Nevada Business Corporation Act (the "Nevada Act") permits a Nevada corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The Company's Articles of Incorporation provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Nevada Act. The indemnification provided by the Nevada Act and the Company's Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission, 100 F Street F Street, NE, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

The Company does not make its filings available through its own internet website. The Company will voluntarily provide free of charge an electronic copy of all SEC filings. Persons interested in receiving electronic copies can do so by requesting the information from Nitin Karnik at 1135 Terminal Way, Suite 209 Reno, NV 89502.

FINANCIAL STATEMENTS

The Company's audited financial statements for the year ended December 31, 2009 and 2008, the notes thereto, together with the reports of the independent certified public accounting firms thereon are presented beginning at page F-1.

INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE(S)
                                                                       -------

Report of Independent Registered Public Accounting Firm                  F-1

Balance Sheets as of December 31, 2009 and 2008                          F-2

Statements of Operations and Comprehensive Income (Loss)
 For the Years Ended December 31, 2009 and 2008                          F-3

Statement of Changes in Stockholders' Equity (Deficit)
 For the Years Ended December 31, 2009 and 2008                          F-4

Statements of Cash Flows For the Years Ended
 December 31, 2009 and 2008                                              F-5

Notes to Financial Statements                                            F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
In Media Corporation

I have audited the accompanying balance sheet of In Media Corporation (A Development Stage Company) as of December 31, 2009, and the related statement of operations, stockholders' equity and cash flows for the period from March 5, 2007 (inception), to December 31, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of In Media Corporation, (A Development Stage Company) as of December 31, 2009, and the results of its operations and cash flows for the period from March 5, 2007 (inception), to December 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
-------------------------------
Seattle, Washington
March 29, 2010

                              In Media Corporation
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                            As of               As of
                                                                         December 31,        December 31,
                                                                            2009                2008
                                                                          ---------           ---------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                    $      63           $   4,803
                                                                          ---------           ---------
TOTAL CURRENT ASSETS                                                             63               4,803

OTHER ASSETS
  Licensing agreement                                                       415,000                  --
  Organization costs                                                          1,970               1,970
                                                                          ---------           ---------
TOTAL OTHER ASSETS                                                          416,970               1,970

      TOTAL ASSETS                                                        $ 417,033           $   6,773
                                                                          =========           =========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                        $  21,816           $   2,100
  Fees and contracts payable                                                895,000                  --
  Officers Advances Payable                                                  49,565              22,470
                                                                          ---------           ---------
TOTAL CURRENT LIABILITIES                                                   966,381              24,570
                                                                          ---------           ---------

      TOTAL LIABILITIES                                                     966,381              24,570
                                                                          ---------           ---------
STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares authorized;
   45,000,000 and 11,500,000 shares issued and outstanding
   as of December 31, 2009 and 2008 respectively                             45,000              11,500
  Additional paid-in capital                                                226,000              23,500
  Deficit accumulated during development stage                             (820,348)            (52,797)
                                                                          ---------           ---------
TOTAL STOCKHOLDERS' EQUITY                                                 (549,348)            (17,797)
                                                                          ---------           ---------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                            $ 417,033           $   6,773
                                                                          =========           =========


                        See Notes to Financial Statements

                              In Media Corporation
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                               March 5, 2007
                                                                                                (inception)
                                                  Year Ended             Year Ended               through
                                                  December 31,           December 31,           December 31,
                                                     2009                   2008                   2009
                                                 ------------           ------------           ------------
REVENUES
  Revenues                                       $         --           $         --           $         --
                                                 ------------           ------------           ------------
TOTAL REVENUES                                             --                     --                     --

GENERAL & ADMINISTRATIVE EXPENSES                     716,586                 32,038                820,348
                                                 ------------           ------------           ------------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES              (716,586)               (32,038)              (820,348)
                                                 ------------           ------------           ------------

NET INCOME (LOSS)                                $   (716,586)          $    (32,038)          $   (820,348)
                                                 ============           ============           ============

BASIC EARNING (LOSS) PER SHARE                   $      (0.04)          $      (0.00)
                                                 ============           ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                         17,282,192             11,500,000
                                                 ============           ============


                        See Notes to Financial Statements

                              In Media Corporation
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From March 5, 2007 (Inception) through December 31, 2009
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                                                       Accumulated
                                                              Common     Additional      During
                                               Common         Stock        Paid-in     Development
                                               Stock          Amount       Capital        Stage          Total
                                               -----          ------       -------        -----          -----
BALANCE, MARCH 5, 2007                              --       $    --       $     --      $      --     $      --

Stock issued for cash on April 3, 2007
 @ $0.002 per share                          5,500,000         5,500          5,500                       11,000

Stock issued for cash on October 15, 2007
 @ $0.004 per share                          6,000,000         6,000         18,000                       24,000

Net loss, December 31, 2007                                                                (20,759)      (20,759)
                                            ----------       -------       --------      ---------     ---------

BALANCE, DECEMBER 31, 2007                  11,500,000        11,500         23,500        (20,759)       14,241
                                            ==========       =======       ========      =========     =========

Net loss, December 31, 2008                                                                (32,038)      (32,038)
                                            ----------       -------       --------      ---------     ---------

BALANCE, DECEMBER 31, 2008                  11,500,000        11,500         23,500        (52,797)      (17,797)
                                            ==========       =======       ========      =========     =========

Merger of In Media and Tres Estrellas
 October 30, 2009                           33,500,000        33,500        202,500        (50,965)      185,035

Net loss, December 31, 2009                                                               (716,586)     (716,586)
                                            ----------       -------       --------      ---------     ---------

BALANCE, DECEMBER 31, 2009                  45,000,000       $45,000       $226,000      $(820,348)    $(549,348)
                                            ==========       =======       ========      =========     =========


                        See Notes to Financial Statements

                              In Media Corporation
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                         March 5, 2007
                                                                                                          (inception)
                                                              Year Ended            Year Ended              through
                                                              December 31,          December 31,          December 31,
                                                                 2009                  2008                  2009
                                                              -----------           -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $  (716,586)          $   (32,038)          $  (820,348)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    (Increase) decrease organization costs                             --                    --                (1,970)
    Increase (decrease) accounts payable                           19,716                 2,100                21,816
    Increase (decrease) loans from directors                       27,095                 7,000                49,565
                                                              -----------           -----------           -----------
       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (669,775)              (22,938)             (750,937)

CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease licensing agreement                        (415,000)                   --              (415,000)
                                                              -----------           -----------           -----------
       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES       (415,000)                   --              (415,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                         33,500                    --                45,000
  Additional paid-in capital                                      202,500                    --               226,000
  Accumulated deficit                                             (50,965)                   --                    --
  Increase (decrease) fees and contracts payable                  895,000                    --               895,000
                                                              -----------           -----------           -----------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES      1,080,035                    --             1,166,000
                                                              -----------           -----------           -----------

NET INCREASE (DECREASE) IN CASH                                    (4,740)              (22,938)                   63

CASH AT BEGINNING OF PERIOD                                         4,803                27,741                    --
                                                              -----------           -----------           -----------

CASH AT END OF YEAR                                           $        63           $     4,803           $        63
                                                              ===========           ===========           ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                    $        --           $        --           $        --
                                                              ===========           ===========           ===========

  Income taxes                                                $        --           $        --           $        --
                                                              ===========           ===========           ===========


                        See Notes to Financial Statements

                              IN Media Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements
                               December 31, 2009
--------------------------------------------------------------------------------

1. ORGANIZATION

IN Media Corporation (the "Company") is a Nevada corporation incorporated on March 5, 2007 as Tres Estrellas Enterprises, Inc. Effective February 3, 2010, the Company changed its name to IN Media Corporation. The Company is a development stage company. On October 30, 2009, we executed an agreement between IN Media Corporation ("IN Media") and Tres Estrellas Enterprises, Inc., whereby IN Media shareholders acquired thirty three million five hundred thousand (33,500,000) shares of the Company's common stock and IN Media was merged into the Company. The Company reported this event on Form 8-K, filed with the Securities and Exchange Agreement on November 2, 2009. The Company's fiscal year end is December 31.

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at December 31, 2009, the Company had a loss from operations of $820,348 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2010.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, development of its business plan and generation of revenue.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES

A) BASIS OF PRESENTATION

The accounting and reporting  policies of the Company conform to U.S.  generally
accepted  accounting   principles  (US  GAAP  applicable  to  development  stage
companies.

B) USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C) CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

D) FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2009.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

     Level 1. Observable inputs such as quoted prices in active markets;

     Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

     Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2009 and 2008. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2009 and 2008.

E) INCOME TAXES

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F) EARNINGS (LOSS) PER SHARE

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share was the same, at the reporting dates, as there were no common stock equivalents outstanding.

G) STOCK-BASED COMPENSATION

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task

Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

H) REVENUE RECOGNITION

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of services income and will be recognized only when all of the following criteria have been met:

     (i)   Persuasive evidence for an agreement exists;
     (ii)  Service has occurred;
     (iii) The fee is fixed or determinable; and
     (iv)  Revenue is reasonably assured.

3. CAPITAL STOCK

A) AUTHORIZED STOCK

The Company has authorized 75 million common shares with $0.001 par value. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

B) SHARE ISSUANCES

Since inception (March 5, 2007), to December 31, 2009, the Company has issued the following shares:

A total of 5,5 million common stock shares to an officer and director at $0.002 per share for a total of $11,000. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

A total of 6 million common stock shares to 40 unaffiliated investors at $.004 per share for a total of $24,000 pursuant to an SB-2 Registration Statement.

A total of 33.5 million common stock shares to the shareholders of IN Media Corporation pursuant to the terms and conditions of a Merger Agreement. This issuance of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, IN Media had fair access to, and was in possession of, all available material information about our company. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

4. INCOME TAXES

The company has incurred operating losses of $820,348, which, if unutilized, will begin to expire in 2027. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

Details of future income tax assets are as follows:

                                                               December 31, 2009
                                                               -----------------
Future income tax assets:
  Net operating loss (from inception (March 5, 2007
   to December 31, 2009)                                            $ 820,348
  Statutory tax rate (combined federal and state)                          34%
                                                                    ---------
  Non-capital tax loss                                                278,919
  Valuation allowance                                                (278,919)
                                                                    ---------
                                                                    $ 557,838
                                                                    =========

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

5. NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material impact on its financial statements.

6. RELATED PARTY TRANSACTIONS

Between inception and December 31, 2009 one of our directors advanced funds to the Company to pay for operating expenses. These funds are interest free and there were no specific terms of repayment or any contract regarding the funds loaned. At March 31, 2010, the director's loan was forgiven along with all claims to interest thereon, and the balance was written off against administrative expenses.

One of our shareholders and officers has an interest in Numerity Corporation from whom we have licensed our engineering technology, IP and set top box designs, and to whom we are committed to pay maintenance and royalties.

One of our shareholders and officers has an interest in Numerity Corporation with whom we have contracted the provision of executive, administration and business development services and to whom we are committed to pay monthly service contract fees.

One of our shareholders has an interest in the Chinese distributor who we have appointed to represent us in developing our business in China, and with whom we have committed to share future revenue.

One of our shareholders and officers owns the library of film content which has been made available at no charge to us, which we intend to include as part of our product offerings.

7. SUBSEQUENT EVENT

Effective February 3, 2010, Tres Estrellas Enterprises, Inc., a Nevada corporation (the "Company"), changed its name from Tres Estrellas Enterprises, Inc. to IN Media Corporation. The Company requested that FINRA issue a new symbol for the common stock on the Over the Counter Bulletin Board which became effective on April 21, 2010. These events were reported on Form 8-K filed with the Securities and Exchange Commission on February 3, and February 10, 2010, respectively.

On February 18, 2010, the Board of Directors appointed Simon Westbrook as the new Chief Financial Officer of IN Media Corporation. This event was report on a Form 8-K filed with the Securities and Exchange Commission on February 22, 2010.

On April 2, 2010, the Board of Directors appointed Danny Mabey as a director of IN Media Corporation.

On April 21, 2010, the Company trading symbol changed to IMDC.

                                    PART II:
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses we will pay in connection with this registration statement.

                                                             Amount
                                                            -------
     SEC registration fee                                   $   286
     Printing, EDGAR filing and shipping expenses           $ 3,000
     Legal fees and expenses                                $20,000
     Accounting fees and expenses                           $ 4,000
     Transfer fees and miscellaneous expenses               $ 6,714
                                                            -------
     Total                                                  $34,000
                                                            =======

----------
*    All expenses except SEC registration fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS.

The Nevada Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S.607.0850(9).

Article VIII of our Amended and Restated Articles of Incorporation authorizes us, among other things, to indemnify our officers, directors, employees or agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with certain actions, suits or proceedings if they acted in good faith and in a manner in which they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe their conduct was unlawful.
Article VII of our by-laws authorizes us to indemnify our officers and directors to the fullest extent authorized or permitted by the Nevada Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception (March 5, 2007), to March 31, 2010, the Company has issued the following shares:

A total of 5.5 million common stock shares to an officer and director at $0.002 per share for a total of $11,000. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

A total of 6 million common stock shares to 40 unaffiliated investors at $.004 per share for a total of $24,000 pursuant to an SB-2 Registration Statement.

A total of 33.5 million common stock shares to the shareholders of IN Media Corporation pursuant to the terms and conditions of a Merger Agreement. This issuance of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, IN Media had fair access to and was in possession of all available material information about our company. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

On June 8, 2010 and July 27, 2010 we raised $100,000 and $53,000, respectively from the sale of convertible notes. These notes are due for repayment or conversion on March 8, 2011 and April 27, 2011, respectively. The conversion price of the notes is based on 62.5% of the average of the lowest three prices in the ten business days preceding the conversion date. The number of common shares required to convert the notes as at August 16, 2010 would be 327,857. The securities were issued in reliance on the exemption for sales of securities not involving a public offering as set forth in Rule 506 promulgated under the Securities Act of 1933 and in Section 4(2) and Section 4(6) of the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number                              Description
------                              -----------
3.1      Articles of Incorporation (1)
3.2      Bylaws(1)
2.1 Form of Agreement and Plan of Merger by and between IN Media Corporation, and Tres Estrellas Enterprises, Inc., dated October 30, 2009(2)
5.1      Opinion of Jill I. Robbins Attorney at Law (3)
23.1     Consent of Jill I. Robbins, Attorney at Law (see 5.1 opinion)(3)
23.2 Consent of Independent Registered Public Accounting Firm (George Stewart, CPA) (3)
99.1     Form of Subscription Agreement (3)

----------
(1) Incorporated by reference to SB-2 filed with the Securities & Exchange Commission on September 24, 2007 under File Number 333-146263
(2) Incorporated by reference to the Exhibit by the same number on Company's filing on Form 8-K on November 2, 2009.
(3)  Filed herein

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

     (iii)include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a public offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

     (iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933,  the  registrant
caused  this  registration   statement  to  be  signed  on  its  behalf  by  the
undersigned, thereunto duly authorized, in the City of Los Altos, California.

Dated: August 27, 2010               IN MEDIA CORPORATION


                                     /s/ Nitin Karnik
                                     -------------------------------------------
                                     Nitin Karnik Chief Executive Officer

                                     IN MEDIA CORPORATION


                                     /s/ Simon P. Westbrook
                                     -------------------------------------------
                                     Simon P. Westbrook
                                     Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: August 27, 2010               /s/ Nitin Karnik
                                     -------------------------------------------
                                     Nitin Karnik
                                     Chief Executive Officer


Dated: August 27, 2010               /s/ Danny Mabey
                                     -------------------------------------------
                                     Danny Mabey
                                     Director


Dated: August 27, 2010               /s/ Simon P. Westbrook
                                     -------------------------------------------
                                     Simon P. Westbrook
                                     Principal Financial and Accounting Officer